EXHIBIT 11.1
                                                        ------------
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                                          CONSTELLATION BRANDS, INC. AND SUBSIDIARIES

                                           COMPUTATION OF EARNINGS PER COMMON SHARE

                                             (in thousands, except per share data)


                                                                       For the Years Ended
                                              ---------------------------------------------------------------------
                                                  February 28,             February 29,             February 28,
                                                     2001                     2000                     1999
                                              -------------------      -------------------      -------------------

                                               Basic     Diluted        Basic     Diluted        Basic     Diluted
                                              --------   --------      --------   --------      --------   --------
Income before extraordinary item              $ 97,342   $ 97,342      $ 77,375   $ 77,375      $ 61,909   $ 61,909
Extraordinary item, net of income taxes           --         --            --         --         (11,437)   (11,437)
                                              --------   --------      --------   --------      --------   --------
Income applicable to common shares            $ 97,342   $ 97,342      $ 77,375   $ 77,375      $ 50,472   $ 50,472
                                              ========   ========      ========   ========      ========   ========
Shares:
Weighted average common shares outstanding      36,723     36,723        36,108     36,108        36,587     36,587
Adjustments:
  Stock options                                   --          652          --          890          --          920
                                              --------   --------      --------   --------      --------   --------
Adjusted weighted average common shares
  outstanding                                   36,723     36,375        36,108     36,998        36,587     37,507
                                              ========   ========      ========   ========      ========   ========
Earnings per common share:
  Income before extraordinary item            $   2.65   $   2.60      $   2.14   $   2.09      $   1.69   $   1.65
  Extraordinary item, net of income taxes         --         --            --         --           (0.31)     (0.30)
                                              --------   --------      --------   --------      --------   --------
Earnings per common share                     $   2.65   $   2.60      $   2.14   $   2.09      $   1.38   $   1.35
                                              ========   ========      ========   ========      ========   ========
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